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                                                                EXHIBIT 10 (iii)

            Amendment of Bonus Plans and Deferred Compensation Plans

                  RESOLVED, further, that the various annual bonus plans for the Company's employees ("Bonus Plans") are amended effective January 15, 2001 to provide that, in the event of a change in control, (a) bonus-eligible employees shall be entitled to receive a pro-rata fiscal year bonus payment based upon the assumption that the maximum financial goal under each relevant Bonus Plan or formula has been achieved and based upon the relevant performance of the bonus-eligible employee for the short-year period ending on the date of the change in control, (b) in no event will an employee's pro-rata bonus payment received upon a change in control be less than the pro-rata bonus that would have been received had such pro-ration been based upon the employee's annual bonus for the immediately preceding fiscal year unless specifically reduced below such amount in the sole discretion of the Company's chief executive officer, (c) all existing annual bonus deferral elections under the Company's Deferred Compensation Plans shall be applied to any pro-rata bonus payment received upon a change in control, and any such deferrals into the equity option immediately prior to the change in control will be entitled to any Company matching deferral, and (d) the Company Matching Deferral Account in any Deferred Compensation Plan of a participant employed by the Company upon a change in control shall fully vest upon such change in control; and

                  RESOLVED, further, that the Authorized Officers and other appropriate representatives of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to execute such certificates, instruments and documents and take any and all other such actions as such officers or representatives shall deem necessary, advisable or appropriate in order to amend the Bonus Plans and Deferred Compensation Plans and carry out the intent and purpose of the foregoing resolutions, the taking of any such action to be deemed conclusive evidence that the Board and the Company have authorized such action.